UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A
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Preliminary Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  1)

Filed by Registrant ☑
Filed by Party other than Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement	☐ Definitive Additional Materials
☐ Soliciting Materials Pursuant to §240.14a-12

CORD BLOOD AMERICA, INC.
(Name of Registrant as Specified In Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$_____ per share as determined under Rule 0-11 under the Exchange Act.

(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
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Cord Blood America, Inc.
1857 Helm Drive,
 Las Vegas, NV 89119

Notice of a Special Meeting of Shareholders
to be held on April 21, 2011
To the Shareholders of
CORD BLOOD AMERICA, INC.

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of CORD BLOOD AMERICA, INC., a Florida corporation (the “Company”), will be held on April  21, at 10:00 a.m., Pacific Standard Time, at 1857 Helm Drive, Las Vegas, NV 89119 , for the purpose of considering and voting upon the following matters:

1.           To consider and act upon a proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to effect a reverse stock split of all of the outstanding shares of Common of the Company at a ratio of 1 new post reverse Common Share for each 100 outstanding  pre reverse split Common Shares,  (the Reverse Split);
And  provided the Reverse Stock Split amendment is approved by the Shareholders,

2.           To Consider and act upon a proposal to approve an amendment to the Amended and Restated Articles of Incorporation of the Company to amend the existing  first paragraph of  Section  II of the Articles to read as follows:

“The number of authorized  shares of  Capital Stock of the Company  shall be 255,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, having a par value $0.0001 per share, and 250,000,000   shares shall be Common Stock, having a par value $0.0001 per share.”

Our board of directors has fixed the close of business on March 10, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or adjournments of the meeting.Your vote is very important. Whether or not you plan to attend the special meeting, in order to ensure representation of your shares, please vote “Today” in one of the following ways:

●    by Internet, by visiting the website referenced shown on  your  proxy card;

●    by telephone, by using the toll-free telephone number shown on your proxy card; or

●    by mail.  Mark, sign, date and return the enclosed proxy card using the postage-paid envelope provided; or

●    vote in person at the Special Meeting.

PLEASE NOTE THAT ATTENDANCE AT THE MEETING WILL BE LIMITED TO STOCKHOLDERS OF CORD BLOOD AMERICA, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES). YOU WILL BE REQUIRED TO PROVIDE THE ORIGINAL OR A COPY OF YOUR PROXY CARD OR PROVIDE OTHER EVIDENCE OF OWNERSHIP.   IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKE STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF COMPANY STOCK TO GAIN ADMISSION TO THE MEETING

We must have a majority of the outstanding shares represented in person or by proxy at the special meeting in order to establish a “quorum” so that we can proceed with a vote on the matters presented, after which a majority of the shares present may take action. As a result, the return of your proxy is critical to the Company and its ongoing efforts to expand its business!

 The Board of Directors recommends that you VOTE FOR EACH OF THE  PROPOSALS.

By Order of the Board of Directors

/s/ Matthew Schissler
Matthew Schissler
Chief Executive Officer

Las Vegas, Nevada
March _____ , 2011

Cord Blood America, Inc.
1857 Helm Drive,
 Las Vegas, NV 89119

PROXY STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON March 4, 2011

TABLE OF CONTENTS

––	THE COMPANY	1
––	INFORMATION ABOUT SOLICITATION AND VOTING	1
––	INFORMATION ABOUT THE SPECIAL MEETING	2
––	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
––	PROPOSAL NO. 1: TO REVERSE SPLIT THE OUTSTANDING COMMON STOCK OF CORD BLOOD AMERICA, INC. ON THE BASIS OF ONE NEW POST --SPLIT COMMON SHARE FOR EACH 100 CURRENTLY OUTSTANDING COMMON SHARES.	6
––	PROPOSAL NO 2: TO AMEND THE ARTICLES OF CORD BLOOD AMERICA, INC., TO FIX THE AUTHORIZED CAPITAL STOCK AT 255,000,000 CAPITAL SHARES.	8
––	INCORPORATION OF FINANCIAL AND OTHER INFORMATION BY REFERENCE	15
––	AVAILABLE INFORMATION	15

THE COMPANY
Cord Blood America, Inc.
1857 Helm Drive,
 Las Vegas, NV 89119
702) 941-7250

This Proxy Statement and Form of Proxy for Cord Blood America, Inc., is being first sent to Shareholders  on, or about March_, 2011. The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company has been fixed at March 10, 2011, (the “Record Date”).

CORD BLOOD AMERICA, INC.

Cord Blood America, Inc. ("CBAI" or the “Company”), formerly D&A Lending, Inc., is a Florida corporation, incorporated on October 12, 1999.  We did not commence business operations until we acquired Cord Partners, Inc., (“Cord Partners”), a Florida corporation and our wholly owned subsidiary, as of March 31, 2004. In October, 2009, CBAI re-located its headquarters from Los Angeles, California to Las Vegas, Nevada.

We are engaged in the business of collecting, testing, processing and preserving umbilical cord blood, thereby allowing families to preserve cord blood at the birth of a child for potential use in future stem cell therapy. We are primarily a holding company whose subsidiaries include Cord Partners, Inc., CorCell Co. Inc., CorCell Ltd., (“Cord”), CBA Professional Services, Inc. D/B/A BodyCells, Inc. (“BodyCells”), CBA Properties, Inc. (“Properties”), and Career Channel Inc, D/B/A Rainmakers International (“Rain”). In March 2010, CBAI purchased a majority interest in Stellacure GmbH ("Stellacare"). In September 2010, CBAI purchased a majority interest in Biocordcell Argentina S. A. ("BIO").

Rain was acquired in February 2005 and is engaged in the business of advertising. Rain specializes in delivering leads to corporate customers through national television and radio campaigns.

Cord specializes in providing private cord blood stem cell preservation services to families.

BodyCells is a developmental stage company and intends to be in the business of collecting, processing and preserving peripheral blood and adipose tissue stem cells allowing individuals to privately preserve their stem cells for potential future use in stem cell therapy.

Properties was formed to hold the corporate trademarks and other intellectual property.

Our headquarters are located at 1857 Helm Drive, Las Vegas, NV  89119. Our website is located at www.cordblood-america.com. Our telephone number is (702) 914-7250.

See our 2010 Annual Report on Form 10K, filed on  March 31, 2010,  and our 10Q  Quarterly Reports, filed on May 20, 2010, August 18, 2010, and November 22, 2010, with the Securities Exchange Commission, which are incorporated herein by reference.

INFORMATION ABOUT SOLICITATION AND VOTING

Solicitation

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Special Meeting of Shareholders to be held on April 21, 2011 at 10:00 a.m., Pacific Standard Time, at 1857 Helm Drive, Las Vegas, NV  89119 , and at any adjournment or adjournments of the special meeting.

All stockholders may view and print the Proxy Statement at http://www.ourmaterials.com/cordblood. The Proxy Statement is also available on the Company’s website at www.cordblood-america.com.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the approval of the Company's proposal to amend  the Amended and Restated Articles of Incorporation of the Company to effect a reverse stock split of all of the outstanding shares of Common of the Company at a ratio of 1 new post reverse split Common Share  for each 100 outstanding pre reverse split Common Shares,  (the Reverse Split).

Provided the above Reverse Split is adopted by the Shareholders.

The Board of Directors recommends that you vote FOR the approval of the Company’s proposal to amend the Amended and Restated Articles of Incorporation of the Company by amendment of  the first paragraph of Section  II of the Articles to provide that  the number of authorized  shares of  Capital Stock of the Company  shall be 255,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, having a par value $0.0001 per share, and 250,000,000   shares shall be Common Stock, having a par value $0.0001 per share.

INFORMATION ABOUT THE SPECIAL MEETING

WHEN IS THE SPECIAL MEETING?

April 21, 2011, 10:00 a.m. Pacific Standard Time

WHERE WILL THE SPECIAL MEETING BE HELD?

The meeting will be held at 1857 Helm Drive, Las Vegas, NV  89119.

WHAT ITEMS WILL BE VOTED UPON AT THE SPECIAL MEETING?

At the special meeting and any adjournment or adjournments of the special meeting, our shareholders will be asked:

(1)    to consider and act upon a proposal to approve an amendment to the Amended and Restated Articles of Incorporation of Cord Blood America, Inc. to effect a reverse stock split of all of the outstanding shares of Common  Stock of the Company at a ratio of 1 new or post split  Common Share for each 100 outstanding pre reverse Common Shares,  (the Reverse Split);

and assuming the Reverse Split is adopted by the shareholders;

(2)    to consider and act upon a proposal to change the number of authorized  shares of Capital Stock of the Company  to 255,000,000 Capital Shares, concurrent with the Reverse Split, of which 5,000,000 shares shall be Preferred Stock, having a par value $0.0001 per share, and 250,000,000 shares shall be Common Stock, having a par value $0.0001 per share.

 WHO CAN VOTE?

Only holders of record of our common stock at the close of business on  March 10, 2011, the record date,  will be entitled to notice of and to vote at the special meeting and any adjournments of the special meeting. You are entitled to one vote for each share of common stock held on that date on each matter submitted for a vote of the Shareholders. On March 10, 2011, there were __________________ shares of our common stock outstanding and entitled to vote.

What is the purpose of the reverse stock split and increase in authorized capital stock?

The Board of Directors believes that implementing a reverse stock split is likely to increase the market price for  CBAI Common Stock as fewer shares will be outstanding, and also that the marketability and liquidity of the Company’s Common Stock may be improved, and further that the reverse split may encourage future interest and trading in CBAI Common Stock.

The increase in authorized capital stock to 255,000,000 shares post split is necessary in order to create legal authority so that CBAI is enabled to issue sufficient additional shares in the future in order to raise capital, for acquisitions, and for other corporate purposes.

Why Did I Receive a Notice of Internet Availability?

The Securities and Exchange Commission adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials on the Internet in addition to sending a full set of printed proxy materials, so that shareholders have a choice of viewing options for reviewing the proxy materials.

How Can I Vote Without Attending the Special Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Special Meeting:

●   Submit your proxy by Internet.  You can submit your proxy via the Internet. The website address for Internet voting is provided on your Cord Blood Notice or proxy card. You will need to use the control number appearing on your Cord Blood Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 20, 2011.  Internet voting is available 24 hours a day. If you submit your proxy via the Internet you do NOT need to submit a proxy by telephone or return a proxy card.

●   Vote by Telephone.  You may also be able to submit your proxy by telephone by calling the toll-free telephone number provided on your Cord Blood proxy card. You will need to use the control number appearing on your Cord Blood  proxy card to submit your proxy by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on April 20, 2011. Telephone voting is available 24 hours a day. If you submit your proxy by telephone you do NOT need to submit a proxy over the Internet or return a proxy card.

●   Vote by Mail.   You can submit your proxy by marking, dating and signing the enclosed Proxy Card Form, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Special Meeting.

Proxies should not be sent by the stockholder to the Company, but please use pre-addressed, postage-paid envelope is provided for this purpose.

If you are a beneficial owner, or you hold your shares in "street name," please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by Internet or telephone.

How Can I Change My Vote?

Registered stockholders can revoke their proxy at any time before it is voted at the Special Meeting by either:

●   Submitting another timely, later-dated proxy by Internet, telephone or mail;
●   Delivering timely written notice of revocation to our Company’s Corporate Secretary, Cord Blood America, Inc. 1857 Helm Drive, Las Vegas, NV 89119, or
●   Attending the Special Meeting and voting in person.

If your shares are held in the name of a bank, broker or other nominee, you must obtain a legal  proxy, executed in your favor, from the holder of record (that is, your bank, broker or nominee) to be able to vote at the Special Meeting.

WHAT IF I SIGN AND RETURN MY PROXY CARD BUT I DO NOT INCLUDE VOTING INSTRUCTIONS?

If you sign your proxy card and return it to us but you do not include voting instructions as to any proposal, your proxy will be voted FOR both the  one for one hundred  Reverse Stock Split, and the amendment to the Amended and Restated Articles of Incorporation of the Company to fix authorized capital stock at 255,000,000 capital shares.

WHAT CONSTITUTES A "QUORUM" FOR THE SPECIAL MEETING?

The holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote at the special meeting present or represented by proxy constitutes a quorum. A quorum is necessary to conduct business at the special meeting. You will be considered part of the quorum if you have voted by proxy. Abstentions and broker non-votes count as "shares present" at the special meeting for purposes of determining a quorum. However, abstentions, withholding of a vote and broker non-votes do not count in the voting results. A broker non-vote occurs when a broker or other nominee (which has voted on one or more matters at the meeting) who holds shares for another does not vote on a particular item because the broker or nominee does not have discretionary authority for that item and has not received instructions from the owner of the shares.

HOW MANY VOTES AM I ENTITLED TO  CAST?

You are entitled to cast one vote for each share of Common Stock you own on the record date, on each matter brought before a vote of the Shareholders at the Meeting.

HOW MANY VOTES ARE REQUIRED TO AUTHORIZED THE REVERSE STOCK SPLIT AND TO AUTHORIZE THE AMENDMENT OF THE ARTICLES TO CHANGE AUTHORIZED CAPITAL STOCK TO 255,000,000 SHARES?

On March 10, 2011, the record date for determination of shareholders entitled to vote at the special meeting, there were issued and outstanding and entitled to vote ___________ shares of our common stock. The holders of a majority of our common stock issued and outstanding and entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Common stock represented in person or by proxy, including abstentions and broker non-votes with respect to one or more of the matters presented for shareholder approval, will be counted for purposes of determining whether a quorum exists at the special meeting. Broker non-votes with respect to a particular matter will not be counted as votes in favor of that matter and will not be counted as votes cast on that matter. Accordingly, broker non-votes will have no effect on the matters specified in the notice of meeting.

Pursuant to Section 607.0725 of the Florida Statutes, shareholder approval of an action is made by the approval of a majority of the votes in attendance at a meeting at which a quorum (constituting a majority of the votes entitled to be cast on the matter) is present.

Thus, the proposal to approve the Reverse Stock Split, and to approve the  Amendment to the  Amended and Restated Articles of Incorporation of the Company to change the authorized capital stock to 255,000,000 million shares, each requires the affirmative vote of at least a majority of the votes present and in attendance at the Special Meeting, provided a quorum is present.

If the proposal to reverse split the common stock is not approved by shareholders (Proposal Number 1), then the proposal to amend the Articles to fix authorized capital stock at 255,000,000 (Proposal Number 2), will not be presented to the shareholders, and therefore will not be adopted.

DISSENTER'S RIGHT OF APPRAISAL.

No action will be taken in connection with the proposals described in this Proxy Statement for which Florida law, our Articles of Incorporation or Bylaws provide a right of a shareholder to dissent and obtain appraisal of or payment for such shareholder's shares.  Thus, there are no Dissenter’s Rights involved.

OTHER MATTERS.

Our board of directors knows of no other business which will be presented for consideration at the special meeting other than those matters described above. However, if any other business should come before the special meeting, it is the intention of the person named in the enclosed proxy card to vote, or otherwise act, in accordance with his best judgment on such matters.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

We will bear the costs of soliciting proxies. In addition to solicitations by independent companies we may employ, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will reimburse these persons for their reasonable expenses in connection with any of these solicitations. In addition, we will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies, and we will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution.

WHO CAN ANSWER QUESTIONS OR PROVIDE SAMPLES OF THE MATERIALS?

The Company has retained MacKenzie Partners, Inc. to act as proxy solicitor .  Mackenzie can be reached roll free at 1 (800) 322-2885, or via email at proxy@mackenziepartners.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information as of March 1 , 2011, except as otherwise noted, with respect to the beneficial ownership of our common stock and is based on  6,719,633,008  shares of common stock issued and outstanding and entitled to vote as of said date as to:

● Each person known by the Company to own beneficially more than five percent of our issued and outstanding common stock;

● Each director and prospective director of the Company;

● The Company's Chief Executive Officer and each person who serves as an executive officer of the Company; and All executive officers and directors of the Company as a group.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Title Of Class	Name And Address Of Beneficial Owner (1)	Amount And Nature Of Beneficial Ownership (2)		Approximate Percent of Class (%)
Common	Matthew L. Schissler	309,462,823	(3)	4.61%
Common	Joseph Vicente	152,766,365	(4)	2.27%
Common	Timothy G. McGrath	9,066,615		* %
Common	All executive officers and directors as a group (3 persons)	471,295,803		7.01%
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* Less than 1% of the outstanding common stock.

(1)   Except as noted above, the address for the above identified officers and directors of the Company is c/o Helm Drive, Las Vegas, NV  89119 Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of March 1, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of  6,719,633,008 shares of common stock outstanding on  March 1, 2011 and shares issuable upon the exercise of options, warrants exercisable, and debt convertible on or within 60 days of March 1, 2011 , as described above. The inclusion in the aforementioned table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, to our knowledge based upon information produced by the persons and entities named in the table, each person or entity named in the table has sole voting power and investment power, or shares voting and/or investment power with his or her spouse, with respect to all shares of capital stock listed as owned by that person or entity.

(3)   Includes 278,275,050 currently exercisable options held by Mr. Schissler, and  5,568,920  shares and  962,265 options held by Stephanie Schissler, Mr. Schissler’s wife. Mr. Schissler disclaims beneficial ownership of the shares beneficially owned by his wife. Percentage calculation considers additional outstanding of the potential options listed herein.

(4)   Includes 139,824,750 currently exercisable options held by Mr. Vicente. Percentage calculation considers additional outstanding of the potential options listed herein.

PROPOSAL NO. 1:

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO AUTHORIZE A REVERSE STOCK SPLIT OF ALL OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY AT A RATIO OF 1 NEW SHARE FOR EACH 100 OLD SHARES.

On March 1, 2011 , the Board of Directors (the “Board”) of the Company approved an amendment to the Company’s  Amended and Restated Articles of Incorporation of the Company to effect a reverse stock split of all of the outstanding shares of Common of the Company at a ratio of 1 for 100 ,  (the Reverse Split), and at the same time reset (and effectively increase)  the number of authorized  shares of Capital Stock of the Company  to 255,000,000 Capital Shares, concurrent with the Reverse Split, of which 5,000,000 shares shall be Preferred Stock, having a par value $0.0001 per share, and 250,000,000 shares shall be Common Stock, having a par value $0.0001 per share.

The Company currently has authorized Capital Stock of  6,950,000,000 shares, of which approximately 6,719,633,008 shares of Common Stock are currently outstanding as of March 10, 2011.  There are currently no shares of Preferred Stock outstanding.

If the shareholders elect to implement the Reverse Split, each issued and outstanding share of Common Stock will automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for  100 .  The par value of the Common Stock will remain unchanged at $0.001 per share. Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split will become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Florida.

The Board believes that the Reverse Split will provide the Company with greater flexibility with respect to the Company’s capital structure for such purposes as additional equity financing and stock based acquisitions and provide a more manageable number of Common Stock shares issued and outstanding, allowing the Company’s management to more efficiently manage shareholders’ interests.

The Board believes that the per-share price of the Common Stock may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios.  Further, analysts at many brokerage firms do not monitor the trading activity or otherwise provide research coverage of lower priced or penny stocks.  Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks.  Some of these policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive.  The brokerage commission on a sale of lower priced stock also may represent a higher percentage of the sale price than the brokerage commission on a higher priced issue.  Any reduction in brokerage commissions resulting from a Reverse Split may be offset, however, by increased brokerage commissions required to be paid by shareholders selling "odd lots" created by the Reverse Split. No assurance can be given, however, that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, or that the Company’s shares will not remain in the category of penny stocks.

The Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable. All Common Stock issued pursuant to the Reverse Split will have the same par value, voting rights and other rights as existing holders of Common Stock. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued.  There are no Preferred Shares of the Company’s capital stock outstanding.

In evaluating the Reverse Split, the Company's Board of Directors also took into consideration negative factors associated with reverse stock splits.  These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse split levels.  The Board, however, made a determination that these negative factors were outweighed by the potential benefits to the Company.

Potential Effects of the Reverse Split

The immediate effect of a Reverse Split will be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Company's Common Stock.  However, the effect of any Reverse Split upon the market price of the Company's Common Stock cannot be predicted, and the history of Reverse Splits for companies in similar circumstances is varied.  The Company cannot assure you that the trading price of the Company's Common Stock after the Reverse Split will rise in exact proportion to the reduction in the number of shares of the Company's Common Stock outstanding as a result of the Reverse Split, or in fact rise at all. Also, as stated above, the Company cannot assure you that a Reverse Split would lead to a sustained increase in the trading price of the Company's Common Stock.  The trading price of the Company's Common Stock may change due to a variety of other factors, including the Company's operating results, other factors related to the Company's business, and general market conditions.

Effects on Ownership by Individual Shareholders

If the Company implements the Reverse Split, the number of shares of Common Stock held by each shareholder would be reduced by dividing the number of shares held immediately before the Reverse Split by  One Hundred (100) and then rounding up to the nearest whole share.  The Reverse Split would affect the Company's Common Stock uniformly and would not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that whole shares will be exchanged in lieu of fractional shares.

Effect on Options, Warrants and Other Securities

Any outstanding shares of options, warrants, notes, debentures and other securities entitling their holders to purchase shares of the Company's Common Stock would be adjusted as a result of the Reverse Split, as required by the terms of these particular securities.  The conversion ratio for each instrument would be reduced, and the exercise price, if applicable, would be increased, in accordance with the terms of each instrument and based on the 1 for  100 ratio.  Also, the number of shares reserved for issuance under the Company's existing stock option plans would be reduced proportionally based on such ratio.

Other Effects on Outstanding Shares

If the Reverse Split were implemented, the rights of the outstanding shares of Common Stock would remain the same after the Reverse Split.

The Reverse Split may result in  shareholders owning "odd-lots" of less than 100 shares of Common Stock.  Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. As a result, the Company is subject to the periodic reporting and other requirements of the Securities Exchange Act.  The proposed Reverse Split would not affect the registration of the Common Stock under the Securities Exchange Act.

If the shareholders elect to implement the Reverse Split, each issued and outstanding share of Common Stock would automatically be changed into a fraction of a share of Common Stock in accordance with the ratio of 1 for 100.  The par value of the Common Stock would remain unchanged at $0.0001 per share.  Any fractional shares resulting from the Reverse Split will be rounded up to the nearest whole number.  The Reverse Split would become effective upon filing the amendment to the Company's Articles of Incorporation with the Secretary of State of the State of Florida, or on such subsequent date as is designated by the Board of Directors.

PROPOSAL NO. 2:

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO FIX AUTHORIZED CAPITAL AT 255,000,000 CAPITAL SHARES, OF WHICH 5,000,000 SHARES SHALL BE PREFERRED SHARES, AND 250,000,000 SHARES SHALL BE COMMON SHARES.

The Proposal to amend the Articles of Incorporation to change the authorized capital will only be presented to a vote of shareholders if Proposal 1, the Reverse Stock Split, is first approved by the Shareholders.  Otherwise, it will not be presented to the meeting for consideration, since the Company has well over one hundred millions shares currently outstanding and could not reduce authorized capital stock below this number of outstanding shares without a reverse stock split. The Reverse Split and Article Amendment, if both are approved by the shareholders, would be implemented together,  and would  change the number of authorized shares of the Company's Common Stock as designated by the Company's Articles of Incorporation. The number of authorized shares of preferred stock would not change.

Because the number of issued and outstanding shares of Common Stock would decrease, while the number of  Common shares authorized would be reduced, but not proportionally with the Reverse Stock split,  the number of  authorized shares of Common Stock of the Company remaining available for issuance as a percentage of shares outstanding would increase upon adoption of this amendment.

This is because the proposed change in the Company’s authorized Capital Stock to 255,000,000 authorized shares does not represent the same proportional reduction as the reverse of out standing shares on a 1 for 100 basis.  Measured on a proportional basis, a straight proportional reduction in authorized capital on the same basis as the Reverse Split would require authorized Capital Stock to be reduced to 69,500,000 .  As a result, the proposed reset of authorized capital to 255,000,000 million shares represents a significant increase in authorized capital stock. Existing shareholders could experience more dilution upon the subsequence issuance of more additional shares then would be the case if the authorized Capital stock were reduced proportionally to the Reverse Split so as to provide only   69,500,000 authorized shares.

However, the change in the number of authorized of shares of capital stock in connection with the Reverse Split from  6,950,000,000 shares to 255,000,000 , will give the Company an additional 180,500,000 common shares if implemeted as of March 1, 2011, which are authorized but unissued after the reverse split, and thereby provide the needed ability for the Company to issue additional common shares in the future in order to raise capital, for acquisitions, and for other corporate purposes.

The Company without further shareholder approval will be able to act quickly to issue additional shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, present and future employee stock and option programs and other corporate purposes.

In connection with the Company’s ongoing acquisition program, the Company is in acquisition discussions with 2 separate companies in the same or similar business as the Company.  With the exception of Cell de Mexico, S.A. de C.V. . ("Cryo-Cell de México"), none of these discussions have led to execution of a Binding Letter of Intent, and such discussions are very tentative  at this date and consist only of  verbal discussions..

In the case of Cryo-Cell de Mexico, the Company entered into a Letter of Intent on December 8, 2010, subject to material conditions subsequent which must be satisfied prior to any closing, for the acquisition of  all of the business and assets (excluding real estate), of Cryo-Cell de México.  However, the Company has not completed its due diligence investigation of Cry-Cell de Mexico, nor has it identified a source for the substantial amount of equity capital which the Company would be required to raised in order to move forward with any such acquisition.  As a result, a possible acquisition of Cryo-Cell de Mexico is most uncertain at this date, and this solicitation of an amendment of the Company’s Articles of Incorporation to increase authorized capital stock does not relate specifically to, nor should not be construed as a referendum on, this possible acquisition, due to these uncertainties.

At this date the Board of Directors is proposing an expansion of the authorized Capital of the Company by amending its Article to fix authorized capital after the reverse stock split at 255,000,000 capital shares, because in management’s opinion the Company does not and will not have authorized but unissued shares sufficient to undertake future, and as yet undetermined, strategic acquisitions which management would like to pursue. In addition, in management’s opinion the Company does not and will not have sufficient authorized but unissued shares after effecting the reverse stock split, sufficient to raise additional capital which will be required to sustain Company operations until such time as the Company, though acquisitions and/or  expansion of its existing markets, reaches levels of break even and then positive cash flow.  There is of course no assurance that the Company will obtain such levels.

The proposed proportional increase in authorized shares of Capital stock of the Company could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any subsequent issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult.  For example, shares of stock could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of shares to  persons if they were allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting the Reverse Split and Exchange of Stock Certificates

On  March 1, 2011, the Board of Directors unanimously authorized the Reverse Split and the filing of the Amendment to the Articles of Incorporation to change authorized capital stock to  255 million shares, at a special meeting of the Board of Directors, and recommended that the Shareholder  vote “for” both the proposed Reverse Stock Split and “for” the Amendment to the Articles to fix authorized capital stock at 255,000,000 shares.

Once and if both proposals are approved by the shareholders, the Reverse Split and change in authorized capital stock will be implemented by filing  appropriate Amendments to the Company's Amended and Restated Articles of Incorporation with the Secretary of State of the State of Florida. The amendments would become effective upon filing of the amendments with the State, or on a date  thereafter, as designated by the Board of Directors.

As of the effective record date of the Reverse Split, each certificate representing shares of the Company's Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Split.  All options, warrants, convertible debt instruments and other securities would also be automatically adjusted on the effective date as described above.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates.  As soon as practicable after the effective date, shareholders and holders of securities convertible into the Company's Common Stock would be notified of the effectiveness of the reverse split.  Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates.  Instead, the holder of the certificate will be contacted.

No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.  Until surrender, each certificate representing shares before the Reverse Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Split, rounded up to the nearest whole share.  Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

The Company will not issue fractional shares in connection with any Reverse Split. Instead, any fractional share resulting from the Reverse Split would be rounded up to the nearest whole share.

Accounting Consequences

The par value of the Company's Common Stock would remain unchanged at $0.0001 per share after the Reverse Split.  Also, the capital account of the Company would remain unchanged, and the Company does not anticipate that any other accounting consequences would arise as a result of the Reverse Split and Amendment to its Articles of Incorporation..

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Split and does not purport to be complete.  It does not discuss any state, local, foreign or minimum income or other tax consequences.  Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively.  This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment).  The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of the shareholder. Each shareholder is urged to consult with the shareholder's own tax advisor with respect to the consequences of the Reverse Split.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split.  The aggregate tax basis of the shares received in the Reverse Split would be the same as the shareholder's aggregate tax basis in the shares exchanged.  The shareholder's holding period for the shares would include the period during which the shareholder held the pre-split shares surrendered in the Reverse Split.

The Company's beliefs regarding the tax consequence of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending upon the state in which he or she resides.

DESCRIPTION OF SECURITIES

Common Stock

Each outstanding share of common stock has one vote on all matters requiring a vote of the stockholders. There is no right to cumulative voting; thus, the holder of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors. In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock. The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock. Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.   None of these provisions will be changed as the result of the proposed amendments to our Restated  Articles of Incorporation.  It is our present intention to retain earnings, if any, for use in its business. The payment of dividends on the common stock are, therefore, unlikely in the foreseeable future.

Preferred Stock

We have 5,000,000 authorized shares of preferred stock with a par value of $0.0001 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of  this date, none of our preferred shares were outstanding.  None of the terms for our preferred stock will change as a result of  adoption of the proposed amendments to our Restated Articles of Incorporation, since both before and after such amendment, we will have 5,000,000 shares of Preferred Stock authorized, and no shares of Preferred Stock outstanding.

Dividend Policy

We currently intend to retain any earnings for use in our business, and therefore do not anticipate paying cash dividends in the foreseeable future

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation Authorized And Unissued Stock

The authorized but unissued shares of our common stock are available for future issuance without our stockholders approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Company's Board of Directors desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.  Adoption of  the proposed amendments to our Restated Articles of Incorporation will increase proportionally the percentage of our total authorized Common stock which remains unissued and available for issuance.

The existence of authorized but unissued and unreserved shares of preferred stock may enable the Board of Directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of our management.

Actual Language of Proposed Amendment.

The proposed amendments to the Amended and Restated Articles of Incorporation are set forth in Exhibit A.

Recommendations of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the Company's proposal to amend  the Amended and Restated Articles of Incorporation of the Company to effect a reverse stock split of all of the outstanding shares of Common of the Company at a ratio of 1 new post reverse split Common Share  for each 100 outstanding pre reverse split Common Shares,  (the Reverse Split). Provided the above Reverse Split is adopted by the Shareholders:

The Board of Directors recommends that you vote FOR the approval of the Company’s proposal to amend the Amended and Restated Articles of Incorporation of the Company by amendment of the existing first paragraph of Section II of the Articles to provide that  the number of authorized  shares of  Capital Stock of the Company  shall be 255,000,000 shares, of which 5,000,000 shares shall be Preferred Stock, having a par value $0.0001 per share, and 250,000,000  shares shall be Common Stock, having a par value $0.0001 per share.

Forward-Looking Statements and Information

This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

OTHER MATTERS

Our Board does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Manner and Cost of Proxy Solicitation

The Company pays the cost of soliciting proxies. In addition to mailing proxies, officers, directors and regular employees of the Company, acting on its behalf, may solicit proxies by telephone, personal interview or other electronic means. You may also be solicited by means of press releases issued by the Company and advertisements in periodicals. Also, the Company has retained McKenzie Partners to aid in soliciting proxies for a fee estimated not to exceed $15,000, plus expenses. The Company will, at its expense, request banks, brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such person

HOUSEHOLDING OF PROXY MATERIALS.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” Proxy Statements and annual reports. This means that only one copy of this Proxy Statement may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number: Cord Blood America, Inc., Helm Drive, Las Vegas, NV  89119, phone: (702) 941 7250, attention: Matthew Schissler. If you want to receive separate copies of our annual report and Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

INCORPORATION OF FINANCIAL AND OTHER INFORMATION BY REFERENCE

Our 2010 Annual Report on Form 10K, filed on  March 31, 2010,  and our 10Q Quarterly Reports, filed on May 20, 2010, August 18, 2010, and November 22, 2010, with the Securities Exchange Commission, are hereby incorporated herein by reference.  We do not expect representatives of our principle accountants for the current year and for our most recently completed fiscal year to be present at the meeting.

AVAILABLE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, Proxy Statements and other information with the SEC relating to our business, financial statements and other matters. Copies of such reports, Proxy Statements and other information may be copied (at prescribed rates) at the public reference room maintained by the Securities and Exchange Commission at 100 F Street NE, Washington DC 20549. For further information concerning the SEC's public reference room, you may call the SEC at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the SEC's Internet address at http://www.sec.gov.

Requests for documents relating to the Company should be directed to:
Cord Blood America, Inc.
Helm Drive, Las Vegas,
NV  89119
Attention: Matthew Schissler

Our board of directors hopes that shareholders will attend the special meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Shareholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

By Order of the Board of Directors

/s/ Matthew Schissler
Matthew Schissler
Date: March , 2011

EXHIBIT A

PROPOSAL 1:

TO REVERSE SPLIT THE OUTSTANDING COMMON STOCK OF CORD BLOOD AMERICA, INC. ON THE BASIS OF ONE NEW POST SPLIT COMMON SHARE FOR EACH 100 CURRENTLY OUTSTANDING COMMON SHARES

Pursuant to the provisions of Section 607.1006, Florida Statutes, Cord Blood America, Inc., a Florida corporation (the “Corporation”), adopts the following articles of amendment to its Amended and Restated Articles of Incorporation:

 The Amended and Restated Articles of Incorporation of the Corporation are hereby amended as follows:

“Upon the filing and effectiveness of  this Amendment to the Amended and Restated  Articles of Incorporation with the Florida Secretary of State, every  ONE HUNDRED (100) outstanding shares of Common Stock shall be automatically combined into one (1) share of Common Stock.”

PROPOSAL 2:

TO AMENDMENT THE AMENDED AND RESTATE ARTICLES OF CORD BLOOD AMERICA, INC., TO FIX THE AUTHORIZED CAPITAL STOCK AT 255,000,000 CAPITAL SHARES

Pursuant to the provisions of Section 607.1006, Florida Statutes, Cord Blood America, Inc., a Florida corporation (the “Corporation”), adopts the following articles of amendment to its Amended and Restated Articles of Incorporation:

Upon the filing and effectiveness of these Articles of Amendment to the Amended And Restated Articles of Incorporation with the Florida Secretary of State, the existing first paragraph of Article II of the Amended And Restated Articles of Incorporation shall be amended to read as follows:

“The total number of shares of Capital Stock which this corporation shall have the authority to issue is  TWO HUNDRED, FIFTY-FIVE MILLION (255,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.0001 per share and   TWO HUNDRED, FIFTY MILLION (250,000,000) shares of Common Stock having a par value of $0.0001 per share. “

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PROXY
CORD BLOOD AMERICA, INC.
SPECIAL MEETING OF STOCKHOLDERS - TO BE HELD ON
April 21, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Matthew Schissler with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Meeting") to be held on or about April 21,  2011, at 10:00 a.m., Pacific Standard Time, at Helm Drive, Las Vegas, NV  89119, or at any adjournments or postponements thereof.

Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" IN SUPPORT OF THE LISTED PROPOSALS SET FORTH BELOW, WHICH ARE PROPOSED BY THE COMPANY

1. Proposal to amend the Company’s Amended and Restated Articles of Incorporation to give effect to  a Reverse Stock split of the Company’s outstanding Common stock, on a one reverse split  common share for each 100 existing common shares.

☐ For	☐ Against	☐ Abstain

2. . (to be adopted only if Proposal 1 is adopted.) Proposal to amend the Company’s Amended and Restated Articles of Incorporation to fix the authorized Capital Stock of the Company at 255,000,000 Capital shares, of which 5,000,000 Shares shall be Preferred Shares, and 250,000,000 shares shall be Common Shares.

☐ For	☐ Against	☐ Abstain

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

☐ For	☐ Against	☐ Abstain

The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for proposal (1), and if proposal (1) is adopted, this proxy will be voted for proposal (2).. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting.
The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement relating to the Meeting.
NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY A DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

Signature (Please sign within the box)	Date:_______2011

Signature (Joint owners)	Date:_______ 2011	_

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